                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): January 25, 2000


                                 EARTHWEB INC.
              (Exact Name of Registrant as Specified in Charter)


              DELAWARE                      000-25017            13-3899472
  (State or Other Jurisdiction     (Commission File Number)    (IRS Employer
         of Incorporation)                                  Identification No.)


           3 PARK AVENUE,  NEW YORK,  NEW YORK                10016
        (Address of Principal Executive Offices)            (Zip Code)


                                (212) 725-6550
             (Registrant's telephone number, including area code)
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Item 5 Other Events.

On January 20, 2000 EarthWeb Inc. ("EarthWeb") announced that it had completed pricing of its previously announced private offering of convertible subordinated notes, and that the transaction will close on Tuesday, January 25, 2000.


A copy of the press release issued by EarthWeb on January 20, 2000 concerning the acquisition is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EarthWeb Inc.

Dated: January 25, 2000                 By: /s/ Jack D. Hidary
                                        -------------------------------------
                                        Jack D. Hidary
                                        President and Chief Executive Officer
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Item 7: Exhibit No. 99.1

NEW YORK, Jan. 20 /PRNewswire/ -- EarthWeb Inc. (Nasdaq: EWBX) today announced that it has completed pricing of its previously announced private offering of convertible subordinated notes, and that the transaction will close on Tuesday, January 25, 2000.

Merrill Lynch & Co. was lead manager for the offering, and Robertson Stephens was co-manager. Upon close of the transaction, the gross proceeds to the Company, before fees and expenses associated with the offering, will be $75 million. If the initial purchasers exercise their full 15% over-allotment option, the gross proceeds, before fees and expenses, will be approximately $86 million.

The notes, which will mature on January 25, 2005, will bear interest at 7.0% per annum, payable semi-annually, and will be convertible, at the option of the holder, into shares of the common stock of the Company at a conversion price of $39.10 per share, or 25.5754 shares for each $1,000 principal amount. The notes are subject to call by the Company on or after January 25, 2003; prior to January 25, 2003, the notes are subject to call should the closing price of the Company's common stock exceed 150% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days.

Proceeds from the Rule 144A offering will be used for general corporate purposes, including expansion of sales and marketing capabilities, continued development of business-to-business commerce initiatives, possible strategic acquisitions or investments, international expansion, technical upgrade of internal systems and working capital requirements.

The notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under such act. The notes were offered only to qualified institutional investors pursuant to Rule 144A of the Securities Act of 1933.

About EarthWeb

EarthWeb Inc. ( www.earthweb.com )(Nasdaq: EWBX) is the leading business portal for the global information technology industry. EarthWeb's integrated solutions include its flagship services: earthweb.com, developer.com, datamation.com, dice.com, Supportsource.com and ITKnowledge.com. EarthWeb connects buyers to sellers, employers to employees, vendors to customers, and technical professionals to a wealth of expert knowledge. In 1999, EarthWeb was ranked the third fastest growing company within Business Week's Info Tech 100. The Info Tech 100, which includes such industry leaders as Dell Computer and Cisco Systems, is Business Week's list of "the builders of the new economy."

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission.

CONTACT: Irene Math, Senior Vice President, Finance, or Constance Melrose, Director, Investor Relations, ir@earthweb.com, of EarthWeb Inc., 212-725-6550; or general info., Doug DeLieto, analysts, Jean Young, or media info., Claudine Cornelis, of The Financial Relations Board, 212-661-8030

SOURCE EarthWeb Inc.

CONTACT: Irene Math, Senior Vice President, Finance, or Constance Melrose, Director, Investor Relations, ir@earthweb.com, of EarthWeb Inc., 212-725-6550; or general info., Doug DeLieto, analysts, Jean Young, or media info., Claudine Cornelis, of The Financial Relations Board, 212-661-8030/